Exhibit 10.2

MEMORANDUM OF UNDERSTANDING

FOR INVESTMENT IN

CASTOR PROCESSING PLANT PROJECT

DATED: FEB 14, 2012

MEMORANDUM OF UNDERSTANDING

FOR INVESTMENT IN

CASTOR PROCESSING PLANT PROJECT

PROJECT FUND SOLICITING PARTY: SINAN COUNTY GOVERNMENT

(Hereinafter referred to as Party A )

PROJECT INVESTOR: PGCG INC

(Hereinafter referred to as Party B)

In accordance to the National Property Policy and to further implement the strategy for developing the western front, and based on [Contract Law of People Republic of China] and the related bylaws, Party A and B entered into this Memorandum of Understanding on their own free will for mutual development and benefit. Based on in-depth study and consideration after negotiation and consultation of both parties for Party B’s proposed investment in Castor Processing Plant within the Sinan Industrial Park, both parties came to and understanding as below:

1.	General Information of the Investment
1.1	Project Name: Castor Processing Plant Development.
1.2	Project Site: Sinan Industrial Park
1.3	Investment Size: RMB 300 million in 3 phases, ( first phase 2012 Apil – 2013 April invest RMB 30 million
1.4	Investment Method: Wholly Owned.
1.5	Project construction Period : 2012 April till 2015 January

2.	Rights and Obligation of both parties
2.1	Rights and Obligation of Party A
2.1.1	Party A treat this as key investment soliciting project and coordinated by the Deputy District Officer in-charge of Agriculture, service by the County’s Department of Agriculture Technology, to assist Party B in application for all necessary prerequisite licenses and permits regarding this project. Party B shall bear all cost.

2.1.2	Party A shall provide the necessary support and assistance in providing Party B a conducive operation environment, in accordance with related policies.
2.1.3	Party A shall provide all necessary information and materials in relation to the project.
2.1.4	Party A undertake to provide the right of use of a 100 mu land within the Sinan Industrial Park for Party B to construct its Processing Plant, free of charge for the initial 3 years from date of execution the Agreements, provided Party B invested not less than RMB 150 million before the end of January 2015. Failing which Party A shall collect in a single lump sum fees for the use of the land since initialization of the project.
2.1.5	Party A shall at it own cost responsible for providing the water, electricity and access roads to the said site outside the red demarcation area. Party A shall be responsible for the said utilities within the red demarcated area. The usage charge for water and electricity shall in accordance with the standard charges applicable for the similar industry user of the Sinan county.
2.1.6	Party A commit to assist Party B in promoting the planting of castor, radiating from Sinan county as the center, to all neighboring county, with the target of achieving 250,000- 400,000 mu of plantation area within 1-3 years, to set the stage for next level of investment. The operation shall be develop and manage wholly by Party B, and Party A shall not be involved in the business operation.

2.2	Rights and Obligations of Party B
2.2.1	Party B shall incorporate a company according to the Ministry of Trade and Commerce requirement with registered capital not less than RMB 20 million, shall operate with honesty and promptly pay it’s taxes and subject to the supervision of Party A.
2.2.2	During the project implementation period, Party B must strictly execute environmental protection actions, reinforcing “Three Simultaneous” rules and every emission index shall measure up to national standards. All the construction planning, design and construction plans shall be authorized by Party A’s related authorities before implementing;

2.2.3	Party B shall enjoy investment promotion privilege and project support offered by Party B under its Investment Soliciting policy;

2.2.4	Party B shall strictly adhere to national safety production standardization requirements, producing quality qualified products;

2.2.5	Party B must not undertake any illegal activities with this project; otherwise shall bear all the responsibilities and consequences;

2.2.6	Party B shall hire the required employees freely; however local farmers shall be given preference if under the same terms and conditions, and shall observe the National Employment Policies;

2.2.7	Upon signing this memorandum both parties bind themselves to observe the terms and conditions there-in. Party B should initiate the construction and officiate the project not later than 30th April 2012. Or else, will be handled in accordance with foreign investment policy.

3.	Matters not already mentions in this Memorandum may be further negotiated and included in the formal Agreement to be executed by both parties.

4	This memorandum shall be construed and enforced in accordance with the laws of the People Republic of China. Any dispute resulting from this memorandum will be arbitrated and settle amicably, failing which shall be referred to respective courts having jurisdiction locally. It shall take effect upon execution and both party shall commence its preliminary works.
5.	This Memorandum of Understanding is executed in quadruplets; each party shall keep two copies.

Signed By Party A under its Seal:	Signed by Party B: PGCG Inc
Sinan County Government

Representative Signature	Representative Signature: